UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2019

Hospitality Investors Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Park Avenue Tower, 65 East 55th Street, Suite 801
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (571) 529-6390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☒	Emerging growth company

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Riggins Employment Agreement

On May 3, 2019, Bruce A. Riggins was elected as the chief financial officer and treasurer of Hospitality Investors Trust, Inc. (the “Company”) by the Company’s board of directors (the “Board”) subject to his entering into an employment agreement with the Company. On May 8, 2019, the Company entered into an employment agreement with Mr. Riggins (the “Riggins Employment Agreement”) pursuant to which Mr. Riggins will serve as the Company’s chief financial officer and treasurer, effective on May 28, 2019.

Mr. Riggins, 47, served as chief operating officer for Skyline Investments, a Canadian investment company listed on the Tel Aviv Stock Exchange that owns hotels and resorts in the United States and Canada, from February 2018 until May 2019. Prior to that, he served as a principal at GemStar Ventures, a real estate consulting firm, from October 2016 until December 2017.  From January 2011 until April 2016, he served as chief financial officer at LaSalle Hotel Properties, a New York Stock Exchange (“NYSE”) listed real estate investment trust (“REIT”) that owned full-service hotels until it merged with Pebblebrook Hotel Trust in November 2018. From April 2006 to January 2011, Mr. Riggins served as chief financial officer of Interstate Hotels & Resorts, Inc., a hotel management company that was publicly traded on the NYSE until 2010. From July 2005 to April 2006, Mr. Riggins was chief financial officer for Innkeepers USA Trust, a NYSE listed REIT that owned select-service hotels until it was sold to Apollo Investment Corporation in June 2007. Prior to joining Innkeepers USA Trust, Mr. Riggins served in various financial roles at Interstate Hotels & Resorts, Inc. and MeriStar Hospitality Corporation. Mr. Riggins began his career at Deloitte & Touche LLP where he worked from 1994 until 1998.  Mr. Riggins received a B.S. from Virginia Polytechnic Institute and State University (Virginia Tech).

The initial employment term under the Riggins Employment Agreement is one year, with automatic one-year renewals at the end of the employment term (or renewal employment term, as applicable) that continue unless either the Company or Mr. Riggins delivers written notice of non-renewal at least 90 days prior to the scheduled expiration of the employment term.

Pursuant to the Riggins Employment Agreement, Mr. Riggins will receive an annual base salary of $375,000, subject to annual review by the Board or the compensation committee of the Board (the “Compensation Committee”). Mr. Riggins will also be eligible for an annual bonus based on the achievement of individual and Company performance goals previously established by the Board or the Compensation Committee after consultation with the Company’s chief executive officer. Mr. Riggins will have a target annual bonus equal to 75% of his base salary, a threshold annual bonus equal to 50% of his base salary and a maximum annual bonus equal to 150% of his base salary, with the actual annual bonus determined in the sole discretion of the Board or the Compensation Committee. Mr. Riggins’s bonus for the 2019 fiscal year will be prorated to reflect his partial year of service, but will be no less than $200,000.

During his employment with the Company, Mr. Riggins will be eligible to participate in the Company’s long-term incentive program (the “LTIP”). For each fiscal year beginning with the 2019 fiscal year, Mr. Riggins will be eligible to receive an annual LTIP award of restricted stock units in respect of shares of the Company’s common stock (“RSUs”) under the Company’s Amended and Restated Employee and Director Incentive Restricted Share Plan. Mr. Riggins will have a target annual LTIP award of $500,000 (in the form of RSUs as described below), with the actual number of RSUs comprising the annual LTIP awards for any year to be determined by the Board or the Compensation Committee in its sole discretion based on the achievement of Company performance goals established by the Board or the Compensation Committee after consultation with Company’s chief executive officer. The target number of RSUs for the LTIP award for each year is determined by dividing $500,000 by the most recent per share estimated value of the Company’s common stock as of the date the LTIP award is granted. Mr. Riggins’s annual LTIP award for the 2019 fiscal year will be prorated to reflect his partial year of service, but will be no less than $350,000.

These annual LTIP award RSUs are required to be granted by February 15 in the year following the year to which the annual LTIP award relates, subject to continued employment through the date of grant, and will vest based on Mr. Riggins’s continued employment through each applicable vesting date and/or satisfaction of performance criteria established by the Board or the Compensation Committee.

Mr. Riggins is also eligible to participate in the employee benefits generally provided to employees, subject to the satisfaction of eligibility requirements.

If the employment of Mr. Riggins is terminated by the Company without “cause” or by Mr. Riggins for “good reason” (as such terms are defined in the Riggins Employment Agreement) or upon expiration following non-renewal of the employment term by the Company, then Mr. Riggins would be entitled to receive accrued salary and earned bonuses, to the extent unpaid, a pro-rata annual bonus for the year of termination based on actual performance for the full fiscal year, and immediate vesting of his outstanding and unvested equity awards. In addition, Mr. Riggins would receive an aggregate amount (the “Severance Amount”) equal to the sum of (i) his annual base salary, plus (ii) the greater of (x) the annual bonus paid to him in the most recently completed fiscal year preceding the date of termination and (y) the average annual bonus paid to him for the three most recently completed fiscal years preceding the date of termination (or, if Mr. Riggins is not employed for the first fiscal year through the date of the annual bonus payment, an amount equal to Mr. Riggins’s target bonus, or, if Mr. Riggins is only employed for two fiscal years, an amount equal to the average annual bonus paid to Mr. Riggins for the two most recently completed fiscal years preceding the date of termination). The Severance Amount is payable in equal installments over 12 months. If eligible for the Severance Amount, Mr. Riggins is also entitled to continued payment or reimbursement by the Company for his life, disability, dental and health insurance coverage for 12 months to the same extent that the Company paid for such coverage during his employment. However, if such termination occurs within 12 months following a change in control of the Company (as defined in the Riggins Employment Agreement), then Mr. Riggins will receive a lump sum payment equal to two times the Severance Amount and continuation of life, disability, dental and health insurance coverage for up to 24 months. These severance payments and benefits would be generally conditioned on timely execution and delivery (without revocation) of a release by Mr. Riggins of claims against the Company and various persons and entities affiliated or associated with the Company.

The Riggins Employment Agreement also provides that Mr. Riggins will be subject to perpetual non-disclosure obligations with respect to confidential information and, during his employment and for a period of 12 months after termination, restrictions against disparaging the Company, soliciting its employees, clients and investors, and, if severance is paid, competing with the Company.

The summary of the Riggins Employment Agreement contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Riggins Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, Mr. Riggins and the Company have entered into an indemnification agreement effective upon the commencement of his service as the Company’s chief financial officer and treasurer in substantially the form entered into between the Company and each of its other directors and officers. Under the indemnification agreement, Mr. Riggins will be indemnified by the Company to the maximum extent permitted by Maryland law for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against him as an officer of the Company as a result of his service, subject to the limitations set forth in the indemnification agreement. There are no other transactions reportable under Item 404 (a) of Regulation S-K involving Mr. Riggins.

Hoganson Separation Agreement

On May 9, 2019, the Company entered into a separation agreement and general release (the “Separation Agreement”) with Edward T. Hoganson, pursuant to which the termination of Mr. Hoganson’s employment with the Company and his resignation as the Company’s chief financial officer and treasurer will become effective on May 28, 2019. As previously disclosed, on April 24, 2019, Mr. Hoganson had notified the Company that he planned to resign as the Company’s chief financial officer and treasurer in order to pursue a leadership opportunity with a hotel management company. There were no disagreements between the Company and Mr. Hoganson on matters relating to the Company’s operations, policies or practices.

Pursuant to the Separation Agreement, Mr. Hoganson agreed to release claims against the Company and various persons and entities affiliated or associated with the Company. If Mr. Hoganson does not revoke this release by May 16, 2019, and subject to other terms and conditions set forth therein (including his execution of a supplemental release of claims executed within 30 days following the effectiveness of this termination), Mr. Hoganson will be entitled to receive a severance payment in a lump sum amount in cash equal to $49,005.50, less applicable withholding deductions. This amount represents one-sixth of the target annual bonus for his 2019 employment year under his existing employment agreement with the Company.

Pursuant to the Separation Agreement, Mr. Hoganson confirmed and agreed to certain restrictions under his existing employment agreement with the Company related to non-disclosure of confidential information and, for a period of 12 months after termination, restrictions on him from disparaging the Company, soliciting its employees, clients and investors, and competing with the Company. The Company also confirmed its existing non-disparagement obligations with respect to Mr. Hoganson.

In connection with Mr. Hoganson’s resignation, his unvested RSUs will be forfeited on the date of his termination.

The summary of the Separation Agreement contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of May 8, 2019, by and between Bruce A. Riggins and Hospitality Investors Trust, Inc.
10.2	Separation Agreement and General Release, dated as of May 9, 2019, by and between Edward T. Hoganson and Hospitality Investors Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2019	HOSPITALITY INVESTORS TRUST, INC.

	By:	/s/ Jonathan P. Mehlman
Jonathan P. Mehlman
Chief Executive Officer and President